UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 14, 2008

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania 19061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 859-3000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David J. Lyon as Director

On April 14, 2008, David J. Lyon was elected to the Board of Directors of Foamex International Inc. (the “Company”).

David J. Lyon, 35, is a vice president of D. E. Shaw & Co., L.P. and focuses on the firm’s special situations private equity strategy. From 2000 to 2007, Mr. Lyon was a managing director of The Cypress Group, a New York-based private equity firm, where he focused primarily on the media, entertainment, and leisure/lodging sectors. Before working at Cypress, he held positions at Goldman, Sachs & Co. and Och-Ziff Capital Management Group. Mr. Lyon received his MBA from Harvard Business School in 1999 and his BA from the University of Notre Dame in 1994. Mr. Lyon also serves on the Board of Directors of Owens Corning.

Item 8.01 – Other Events.

On April 15, 2008, the Company issued a press release announcing the election of David J. Lyon to the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated April 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008

FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

EXHIBITS

99.1	Press Release, dated April 15, 2008.